Exhibit 10.45

ADDENDUM No. 1 TO THE EMPLOYMENT CONTRACT	AVENANT N°1 AU CONTRAT DE TRAVAIL
Between:	Entre :

PHYSIO-ASSIST, a simplified joint-stock company under French law, with its registered office located at 31 Résidence Parc Club Du Golf, 13100 Aix-en-Provence, France, registered at the Trade Register of Aix-en-Provence under the number 753 793 827.

PHYSIO-ASSIST, une société par actions simplifiée de droit français, dont le siège social est situé 31 Résidence Parc Club Du Golf, 13100 Aix-en-Provence, France, immatriculée au Registre du Commerce et des Sociétés d’Aix-en-Provence sous le numéro 753 793 827.

Represented for the purposes hereof by Mr. Jason SOMER duly empowered to this effect	Représentée par Monsieur Jason SOMER dûment habilité à l’effet des présentes
(hereinafter referred to as the “Company”)	(ci-après dénommée la « Société »)
And: Mr. Grégoire RAMADE A French citizen Born on July 6, 1969 in Beirut (Lebanon) Residing 43 avenue André Morizet 92100 Boulogne-Billancourt France	Et : Monsieur Grégoire RAMADE De nationalité française Né le 6 juillet 1969 à Beyrouth (Liban) Demeurant 43 avenue André Morizet 92100 Boulogne-Billancourt France
Social security number: 1 69 07 99 205 096 81	Numéro de sécurité sociale : 1 69 07 99 205 096 81
(hereafter referred to as the “Employee”)	(ci-après dénommé le « Salarié »)
The Employee and the Company are collectively hereinafter referred to as the “Parties”.	Le Salarié et la Société sont collectivement désignés les « Parties ».

“Group” means every company in France or abroad which controls directly or indirectly through one or more intermediary entities or is controlled by the Company or is under the same control as the Company.

Le terme « Groupe » désigne toute société en France ou à l’étranger qui, directement ou indirectement au moyen d’un ou plusieurs intermédiaires, contrôle, est contrôlée ou est sous le même contrôle que la Société.

“Control” such as referred in the previous sentence, means the direct or indirect holding of at least 50% of the capital or of the right to vote with regard to the Company.	Le terme « Contrôle » dans le contexte de la phrase précédente vise la détention directe ou indirecte d’au moins 50% du capital ou des droits de vote d’une société.

FRMATTERS!3558856.1

Addendum No 1 to the employment contract / Avenant n°1 au contrat de travail

Physio-Assist / Monsieur Grégoire RAMADE

IT HAS BEEN AGREED AS FOLLOWS:	IL A ETE CONVENU ET ARRETE CE QUI SUIT :

It is reminded that the Employee was hired by the Company as from November 6, 2023 under an indefinite employment contract, as Senior Vice-President of International Sales, Executive status, position 3.3 – coefficient 270 according to the Collective Bargaining Agreement for Offices of Technical Studies, Offices of Consulting Engineers and Consulting Firms (so-called “SYNTEC”) (hereafter referred to as the “Employment Contract”).

Il est rappelé que le Salarié a été embauché par la Société à compter du 6 novembre 2023 par contrat de travail à durée indéterminée en qualité de Senior Vice President International Sales, statut Cadre, position 3.3 – coefficient 270 conformément à la Convention Collective des Bureaux d’Etudes Techniques, Cabinets d’Ingénieurs-Conseils et Sociétés de Conseil (dite « Syntec ») (ci-après le « Contrat de travail »).

Further to changes in the Group's organization, the Company proposed to the Employee to integrate the function of Chief Commercial Officer. The latter accepted.

Suite à des changements intervenus au sein de l’organisation du Groupe, la Société a proposé au Salarié de changer de fonction afin d’intégrer le poste de Directeur Commercial (« Chief Commercial Officer »), ce que le Salarié a accepté.

Therefore, the Parties agree on the modification of several clauses of the Employment Contract, as defined in the present addendum (hereafter referred to as the “Addendum”).	Par conséquent, les Parties sont convenues de modifier plusieurs clauses du Contrat de travail, selon les termes définis dans le présent avenant (ci-après l’« Avenant »).
The Employee expressly accepts the modification of his Employment Contract, which has been discussed with the Company and for which he acknowledges he had a reasonable period of reflection.	Le Salarié accepte expressément la modification de son Contrat de travail, qui a été discutée avec la Société et pour laquelle il reconnaît avoir disposé d’un délai de réflexion raisonnable.
ARTICLE 1 – FUNCTION - DUTIES	ARTICLE 1 – FONCTION - ATTRIBUTIONS
Sections 2.1 and 2.2 of the Employment Contract are integrally replaced by the following provisions and by Exhibit 1 to this Addendum:	Les paragraphes 2.1 et 2.2 du Contrat de travail sont intégralement remplacés par les stipulations suivantes et par l’Annexe 1 au présent Avenant :
2.1. The Employee is hired by the Company as Chief Commercial Officer, Executive status, position 3.3 – coefficient 270.	2.1. Le Salarié est embauché par la Société en qualité de Directeur Commercial (« Chief Commercial Officer »), statut Cadre, position 3.3 – coefficient 270.

The duties assigned to the Employee are notably described in Exhibit 1. The Employee understands that these duties will necessarily evolve in accordance with the development of the business. The Employee therefore accepts that his duties may be changed as the Company judges necessary and that these modifications may not be considered as a modification to his Contract as long as they respect his qualifications and his role.

Les attributions du Salarié sont notamment celles décrites en Annexe 1. Les attributions du Salarié sont nécessairement évolutives et pourront faire l'objet de toutes modifications ou précisions jugées utiles par la Société, sous réserve de respecter ses qualifications et sa fonction, sans que cette modification ne constitue une modification du présent Contrat.

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Addendum No 1 to the employment contract / Avenant n°1 au contrat de travail

Physio-Assist / Monsieur Grégoire RAMADE

2.2.
In respect of his professional activity, the Employee will report to Mr. Kevin SMITH, CEO of INOGEN Inc., or to any person who may validly replace him. The reporting can be changed so long as this does not represent a change in the job function and the responsibilities of the Employee.

2.2.
Dans le cadre de sa fonction, le Salarié devra rendre compte de son activité́ professionnelle à Monsieur Kevin SMITH, Président d’INOGEN Inc., ou à toute personne qui pourrait lui être substitué. Le rattachement hiérarchique du Salarié pourra être modifié des lors que cela n’emporte pas modification de sa fonction et de ses responsabilités.

ARTICLE 2 – REMUNERATION	ARTICLE 2 – REMUNERATION
Sections 4.1 and 4.2 of the Employment Contract are integrally replaced by the following provisions:	Les paragraphes 4.1 et 4.2 du Contrat de travail sont intégralement remplacés par les stipulations suivantes :
4.1.
As remuneration for his activity, the Employee will receive a base gross annual salary of € 364,000.00 (three hundred and sixty-four thousand euros) paid in 12 (twelve) equal instalments, i.e. a gross monthly salary of € 30,333.34 (thirty thousand three hundred and thirty-three euros and thirty-four cents), in accordance with the terms of payment set out in the legal provisions and provisions specified in the applicable collective bargaining agreement.

4.1.
En rémunération de son activité, le Salarié recevra un salaire fixe annuel brut de 364.000,00 € (trois cent soixante-quatre mille euros) payé en 12 (douze) mensualités égales, soit un salaire mensuel brut de 30.333,34 € (trente mille trois cent trente-trois euros et trente-quatre centimes), selon les modalités de paiement prévues par les dispositions légales et conventionnelles applicables.

4.2.
In addition, the Employee may be eligible to an annual bonus taregt that could amount to 60% of his gross annual base salary in case of achievement of targets at 100%. Annual targets will be set jointly by the Company and the Employee.

4.2.
En surplus, le Salarié pourra être éligible à un bonus annuel sur objectifs pouvant s'élever à 60 % de son salaire fixe annuel brut en cas d’atteinte des objectifs à 100%. Les objectifs annuels seront fixés conjointement par la Société et le Salarié.

The granting conditions and payment modalities of this annual bonus will be defined in a separate document that will be submitted to the Employee.	Les conditions d'octroi et modalités de paiement de ce bonus annuel seront définies au sein d'un document séparé qui sera transmis au Salarié.

It is agreed that the achievement of the quarterly target assigned to the Employee prior to the signature of the present Addendum according to Article 4.2 of his Contract, i.e. 50% of his gross annual base salary, remains guaranteed at 100% for the first two quarters following the Employee’s hiring date, i.e. for the 4th quarter of 2023 (on a pro rata basis according to the employee's period of presence) and for the 1st quarter of 2024.

Il est convenu que la réalisation de l’objectif trimestriel qui avait été fixé au Salarié à l’article 4.2 de son Contrat préalablement à la signature du présent Avenant, soit 50% de son salaire fixe annuel brut, demeure garantie à 100% pour les deux premiers trimestres suivant la date d’embauche du Salarié, à savoir pour le 4ème trimestre 2023 (au prorata du temps de présence du Salarié) et pour le 1er trimestre 2024.

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Addendum No 1 to the employment contract / Avenant n°1 au contrat de travail

Physio-Assist / Monsieur Grégoire RAMADE

Section 4.3 of the Employment Contract is deleted in its entirety. The Employee therefore acknowledges and expressly accepts that he is no longer eligible for the growth-based incentive provided for in Article 4.3 of his Contract for 2024 and 2025.

Le paragraphe 4.3 du Contrat de travail est intégralement supprimé. Ainsi, le Salarié reconnaît et accepte expressément qu’il n’est plus éligible à la prime de croissance qui était prévue à l’article 4.3 de son Contrat pour les années 2024 et 2025.

For information, the minimum gross salary provided by the Collective Agreement relating to the Employee's level of classification (position 3.3 – coefficient 270) and working under an annual lump sum agreement in days over the year amounts to € 81,806.40 (eighty-one thousand eight hundred six euros and forty cents) gross per year, at the date of signature of the present Contract.

Pour information, les appointements bruts minima de la Convention Collective afférents au niveau de classification du Salarié (position 3.3 – coefficient 270) et pour des salariés en forfait annuel en jours s’élèvent, à la date des présentes, à la somme de 81 806,40 € (quatre-vingt-un mille huit cent six euros et quarante centimes) bruts par an.

ARTICLE 3 – MEDICAL EXPENSES, CONTENGENCY AND RETIREMENT SCHEMES	ARTICLE 3 – REGIMES DE MUTUELLE, DE PREVOYANCE ET DE RETRAITE
Article 14 of the Employment Contract is integrally replaced by the following provisions:	L’article 14 du Contrat de travail est intégralement remplacé par les stipulations suivantes :

The Employee will benefit from mandatory complementary social protection schemes (notably healthcare and providence schemes) and complementary retirement schemes as well as from any other collective contract which may be concluded by the Company for the benefit of a staff category to which the Employee belongs, in accordance with the legal and regulatory provisions and the applicable Collective Bargaining Agreement.

Le Salarié bénéficiera des régimes obligatoires de protection sociale complémentaire (notamment frais de santé et prévoyance) et de retraite complémentaire, ainsi que de tout autre contrat collectif qui pourrait être souscrit par la Société au bénéfice d’une catégorie de personnel à laquelle le Salarié appartient, conformément aux dispositions légales et réglementaires ainsi qu’aux stipulations conventionnelles applicables.

The Company shall provide at the Employee, in accordance with the provisions of the Law and the applicable collective bargaining agreement, with a detailed information notice on the supplementary social protection contracts, summarizing in particular the coverage, the conditions of application and, where applicable, the relevant seniority conditions.

La Société remet au Salarié, dans les conditions définies par la loi ou la Convention Collective, une notice d’information détaillée des contrats de protection sociale complémentaire résumant notamment les garanties, les modalités d’application et, le cas échéant, les conditions d’ancienneté afférentes.

In this respect, the Employee expressly accepts that the employee’s contributions relating to the said schemes will be deducted from his monthly gross salary.	A cet égard, le Salarié accepte expressément que les cotisations salariales relatives aux régimes susvisés soient précomptées sur son salaire mensuel brut.

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Addendum No 1 to the employment contract / Avenant n°1 au contrat de travail

Physio-Assist / Monsieur Grégoire RAMADE

ARTICLE 4 – NON-COMPETITION AND NON-SOLICITATION OF CLIENTELE	ARTICLE 4 – NON-CONCURRENCE ET NON SOLLICITATION DE CLIENTELE
Section 19.2 of the Employment Contract is intégrally replaced by the following provisions:	Le paragraphe 19.2 du Contrat de travail est intégralement remplacé par les stipulations suivantes :
19.2. Consequently, during his Contract and after his effective departure from the Company, the Employee expressly undertakes:	19.2. En conséquence, pendant la durée du présent Contrat et après son départ effectif de la Société, le Salarié s’engage expressément :
(i)
Not to act or work, in quality of employee, non- employee or intermediary for any company which activity is similar or competing to the Company’s activity (the “Activity”), including notably an activity consisting in the design, production, sales and marketing of medical devices for bronchial decongestion (airway clearance technique) for patients suffering from obstructive respiratory diseases.

(i)
A ne pas agir ou travailler, en qualité de salarié, de non-salarié ou d’intermédiaire, pour une société ayant une activité similaire ou concurrente à celle de la Société (l’« Activité »), incluant notamment une activité consistant en la conception, la vente, la production et la commercialisation de dispositifs médicaux de décongestion bronchique (technique de dégagement des voies respiratoires) pour les patients souffrant de maladies respiratoires obstructives.

He further undertakes not to create the same kind of business on his own behalf or to participate or be involved, directly or indirectly, to/in a business that corresponds to the Activity.

Il s’engage, en outre, à ne pas créer le même type de société pour son propre compte et à ne pas participer ou être impliqué, directement ou indirectement, à/dans une telle société dont l’activité correspond à l’Activité.

(ii)
Not to enter, directly or indirectly, into business relations (including as an intermediary) of any kind with clients, contractors or prospective customers with whom the Employee was in contact over a period of twelve (12) months prior to the notification of termination of his employment Contract.

(ii)
A ne pas directement ou indirectement, entrer en relation d’affaires, sous quelque forme que ce soit (y compris en tant qu’intermédiaire) avec les clients ou prospects ou co-contractants auprès desquels il aura été en contact dans les douze (12) mois précédant la notification de la rupture de son Contrat de travail.

(iii)
Not to request that any purchaser of services or products from, or supplier of services or products to, the Company, curtail or cancel its business or refrain from doing business with the Company.

(iii)
A ne pas demander à un acheteur de services ou de produits de la Société, ou à un fournisseur de services ou de produits de la Société de réduire ou d'annuler ses activités avec la Société ou de s'abstenir de faire des affaires avec cette dernière.

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Addendum No 1 to the employment contract / Avenant n°1 au contrat de travail

Physio-Assist / Monsieur Grégoire RAMADE

(iv)
Not to have any share in any manner whatsoever, directly or indirectly, in any enterprise which conducts activities corresponding to the Activity. It includes acquiring or owning shares or deposit receipts for shares, whether or not in his own name, in any enterprise which conducts activities corresponding to the Activity, excluding shares officially listed on a stock exchange.

(iv)
Ne pas détenir de parts de quelque manière que ce soit, directement ou indirectement, dans une entreprise qui mène des activités correspondant à l'Activité. Cela inclut l'acquisition ou la possession d'actions ou de récépissés de dépôt d'actions, que ce soit ou non en son nom propre, dans toute entreprise menant des activités correspondant à l'Activité, à l'exclusion des actions officiellement cotées en bourse.

The prohibitions above shall be in effect for a period of twelve (12) months after the Employee’s effective departure from the Company and cover the European Union, the United-Kingdom, Switzerland, Brazil, Mexico, Africa, the Middle East, Indonesia, Malaysia, Japan, China and America (North America, Central America and South America).

Les interdictions visées ci-dessus sont applicables pendant une durée de douze (12) mois à compter du départ effectif du Salarié de la Société et couvrent l’Union Européenne, le Royaume-Uni, la Suisse, le Brésil, le Mexique, l’Afrique, le Moyen-Orient, l’Indonésie, la Malaisie, le Japon, la Chine et l’Amérique (Amérique du Nord, Amérique Centrale et Amérique du Sud).

ARTICLE 5 - PROFESSIONAL TRAINING	ARTICLE 5 – FORMATION PROFESSIONNELLE
The Employee has a right to training, which is guaranteed by the Company in accordance with Article L. 6321-1 of the French Labour Code.	Le Salarié bénéficie d’un droit à la formation assuré par la Société conformément aux dispositions de l’article L. 6321-1 du Code du travail.
ARTICLE 6 - TERMINATION	ARTICLE 6 – RESILIATION
Section 20.1 of the Employment Contract is integrally replaced by the following provisions:	Le paragraphe 20.1 du Contrat de travail est intégralement remplacé par les stipulations suivantes :
20.1.
The Employee’s employment contract may be terminated at any time by either the Company or the Employee, subject to the respect of the applicable procedure and a notice period, the duration of which is provided by law and in the applicable collective bargaining agreement. However, no notice period applies in case of serious or gross misconduct.

20.1.
Ce Contrat peut être résilié à tout moment par la Société ou par le Salarié, à condition de respecter la procédure applicable et un préavis dont la durée sera déterminée conformément à la loi et à la convention collective applicable. Toutefois, en cas de faute grave ou lourde, aucun préavis ne sera applicable.

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Addendum No 1 to the employment contract / Avenant n°1 au contrat de travail

Physio-Assist / Monsieur Grégoire RAMADE

In case of termination of this Contract for whatsoever reason (resignation, dismissal, retirement, etc.), the Employee shall return to the Company upon him leaving from the Company, irrespective of the legal term of the Contract, any documents, reports, studies, researches, drawings, listings, files and correspondence, as well as any equipment, belonging to the Company that he would have used or that would have being given to him within the performance of his mission.

En cas de résiliation du présent Contrat pour quelque raison que ce soit (démission, licenciement, départ en retraite, etc.), le Salarié remettra à la Société, lors de son départ et quelle que soit la durée du présent Contrat, tous documents, rapports, études, recherches, dessins, listes, fichiers et correspondances, ainsi que tout matériel appartenant à la Société qui lui aurait été remis ou dont il aurait disposé lors de l’exécution de sa fonction.

The Employee undertakes not to make copies or reproductions for his personal use or any other use, except having received formal authorization from the Company.	Le Salarié s’interdit de faire des copies ou reproductions de tout matériel de la Société pour son usage personnel ou tout autre usage, sauf autorisation expresse de la Société.
ARTICLE 7 – DATE OF EFFECT OF THE PRESENT ADDENDUM	ARTICLE 7 – ENTREE EN VIGUEUR DU PRESENT AVENANT
The present Addendum is concluded for an indefinite-term and enters into force as from January 1, 2024.	Le présent Avenant est conclu pour une durée indéterminée et prend effet à compter du 1er janvier 2024.
ARTICLE 8 – PRIOR AGREEMENTS	ARTICLE 8 – ACCORDS ET ENGAGEMENTS ANTERIEURS
It is agreed that the present Addendum reflects the entire agreement reached between the Parties and replaces the sections 2.1, 2.2, 4.1, 4.2, 19.2, and 20.1 of the Employment Contract.	Il est entendu que le présent Avenant reflète l’intégralité de l’accord intervenu entre les Parties et qu’il remplace les paragraphes 2.1, 2.2, 4.1, 4.2, 19.2, et 20.1 du Contrat de travail.
It is expressly agreed by the Parties that the provisions of the Employment Contract, other than the provisions mentioned in this Addendum, remain unchanged.	Il est expressément convenu entre les Parties que les stipulations du Contrat de travail autres que celles qui sont mentionnées dans le présent Avenant, demeurent inchangées.
ARTICLE 9 – APPLICABLE LAW – JURISDICTION	ARTICLE 9 – LOI APPLICABLE – TRIBUNAUX COMPETENTS
This Addendum is governed by French law, both for the purposes of its performance and its termination. The French courts shall have exclusive jurisdiction concerning any dispute related hereto.	Le présent Avenant est soumis à la loi française, tant pour son exécution que pour sa résiliation, et tout litige s'y rapportant sera de la compétence exclusive des tribunaux français.
ARTICLE 10 – TRANSLATION	ARTICLE 10 – TRADUCTION
In the event of a conflict between the French and English versions hereof, the French text shall prevail in all circumstances.	En cas de conflit entre les versions en langue française et anglaise du présent Avenant, le texte en français prévaudra en toute circonstance.

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Addendum No 1 to the employment contract / Avenant n°1 au contrat de travail

Physio-Assist / Monsieur Grégoire RAMADE

ARTICLE 11 – SIGNATURE VIA DOCUSIGN	ARTICLE 11 – SIGNATURE VIA DOCUSIGN

Signed by means of a qualified electronic signature (QES) process implemented by a third party provider incorporating DocuSign technology, which guarantees the security and integrity of digital copies in accordance with Article 1367 of the French Civil Code and implementing decree no. 2017-1416 of 28 September 2017 on electronic signature, transposing regulation (EU) no. 910/2014 of the European Parliament and Council of 23 July 2014 on electronic identification and trust services for electronic transactions on the internal market.

Signé au moyen d'un procédé de signature électronique qualifiée (SEQ) mis en œuvre par un prestataire tiers, intégrant la technologie DocuSign, qui garantit la sécurité et l'intégrité des exemplaires numériques conformément à l’article 1367 du code civil et au décret d’application n°2017-1416 du 28 septembre 2017 relatif à la signature électronique, transposant le règlement (UE) n°910/2014 du Parlement européen et du Conseil du 23 juillet 2014 sur l'identification électronique et les services de confiance pour les transactions électroniques au sein du marché intérieur.

Signed via Docusign on January 4, 2024[1]	Signé via Docusign le 4 janvier 2024[2]

/s/ Jason Somer	/s/ Gregoire Ramade

PHYSIO-ASSIST Represented by / représentée par Mr. Jason SOMER	Monsieur Grégoire RAMADE

1.
Each page must be initialed, and the signature of the Employee shall be preceded by the handwritten notation « lu et approuvé – bon pour accord » (= “read and approved – good for agreement”).
2.
Chaque page doit être paraphée et la signature du Salarié précédée de la mention manuscrite « lu et approuvé – bon pour accord ».

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Addendum No 1 to the employment contract / Avenant n°1 au contrat de travail

Physio-Assist / Monsieur Grégoire RAMADE

Exhibit 1 – Job description - Duties	Annexe 1 – Fonction - Attributions
In his function as Chief Commercial Officer, the Employee will be notably in charge of the following main duties:	En qualité de Directeur Commercial (« Chief Commercial Officer »), le Salarié aura notamment les attributions principales suivantes :
Key Duties:	Principales attributions :
• Responsible for all global Sales and Marketing for the Company, INOGEN, and any future acquired subsidiaries;	• Être responsable de l’ensemble des ventes et du marketing pour la Société, INOGEN et toute future filiale acquise ;
• Any other tasks necessary to duly perform his duties as Chief Commercial Officer.	• Toutes autres tâches nécessaires au bon exercice de sa fonction de Directeur Commercial (« Chief Commercial Officer »).

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